Bank of America 3Q13 Financial Results October 16, 2013

Forward-Looking Statements 2 Bank of America and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could.” The forward-looking statements made in this presentation represent Bank of America's current expectations, plans or forecasts of its future results and revenues and include statements regarding: the expectation that time to required funding will remain above two years' coverage; estimates of the bank holding company and bank leverage ratios; expectations regarding long-term debt levels, including that long-term debt will continue to decline through 2014; expectations regarding earnings capacity; expectations regarding declining funding costs; estimates of Basel 3 liquidity ratios; expectations regarding compliance with final Basel 3 rules by the proposed effective dates; estimates regarding the future levels of quarterly net interest income; expectations regarding Legacy Assets & Servicing (LAS) cost levels; expectations regarding the impact of the steepened yield curve; expectations regarding effective tax rates in future periods; expectations regarding the amount and timing of cost savings the Company will have via Project New BAC; expectations regarding net charge-offs and future reserve releases; expectations regarding future levels of mortgage production; expectations regarding loans levels, including 60+ days delinquent loans; estimates of liability and range of possible loss for various representations and warranties claims; expectations regarding the Company's ability to execute its strategy and deliver on its earnings power; and other similar matters. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and are often beyond Bank of America's control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider all of the following uncertainties and risks, as well as those more fully discussed under Item 1A. “Risk Factors” of Bank of America's 2012 Annual Report on Form 10-K, and in any of Bank of America's subsequent SEC filings: the Company's resolution of remaining differences with the government-sponsored enterprise (GSE)s regarding representations and warranties repurchase claims, including in some cases with respect to mortgage insurance rescissions, and foreclosure delays; the Company's ability to resolve representations and warranties claims made by monolines and private-label and other investors, including as a result of any adverse court rulings, and the chance that the Company could face related servicing, securities, fraud, indemnity or other claims from one or more of the monolines or private-label and other investors; that final court approval of negotiated settlements is not obtained; future representations and warranties losses occurring in excess of the Company's recorded liability and estimated range of possible loss for GSE and non-GSE exposures; uncertainties about the financial stability of several countries in the European Union (EU), the risk that those countries may default on their sovereign debt or exit the EU, and the related stresses on financial markets, the Euro and the EU and the Company's direct and indirect exposures to such risks; the uncertainty regarding the timing and final substance of any capital or liquidity standards, including the final Basel 3 requirements and their implementation for U.S. banks through rulemaking by the Board of Governors of the Federal Reserve System (Federal Reserve), including anticipated requirements to hold higher levels of regulatory capital, liquidity and meet higher regulatory capital ratios as a result of final Basel 3 or other capital or liquidity standards; the negative impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on the Company's businesses and earnings, including as a result of additional regulatory interpretation and rulemaking and the success of the Company's actions to mitigate such impacts; the Company's satisfaction of its borrower assistance programs under the global settlement agreement with federal agencies and state attorneys general (National Mortgage Settlement) and under the agreement with the Office of the Comptroller of the Currency (OCC) and Federal Reserve; adverse changes to the Company's credit ratings from the major credit rating agencies; estimates of the fair value of certain of the Company's assets and liabilities; the inherent uncertainty of litigation and, while litigation expense is expected to continue in future periods, it is expected to vary from period to period; unexpected claims, damages and fines resulting from pending or future litigation and regulatory proceedings; the Company's ability to fully realize the cost savings and other anticipated benefits from Project New BAC and LAS expense initiatives, including in accordance with currently anticipated timeframes; potential tapering of the Federal Reserve’s bond buying program; the impacts on the Company of a higher interest rate environment; the potential impacts of the government shutdown and debt ceiling impasse, including the risk of a U.S. credit rating downgrade or default, which could cause significant U.S. and global economic and financial markets dislocations, interest rate impacts and other potential unforeseen consequences; and other similar matters. Forward-looking statements speak only as of the date they are made, and Bank of America undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made.

• The information contained herein is preliminary and based on Company data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • Certain prior period amounts have been reclassified to conform to current period presentation. • The Company's fully phased-in Basel 3 estimates and the proposed supplementary leverage ratio are based on its current understanding of the Advanced Approach under the final Basel 3 rules, assuming all relevant regulatory model approvals, except for the potential reduction to risk-weighted assets resulting from the Comprehensive Risk Measure after one year. These estimates will evolve over time as the Company's businesses change and as a result of further rulemaking or clarification by U.S. regulatory agencies. The final Basel 3 rules require approval by banking regulators of certain models used as part of risk-weighted asset calculations. If these models are not approved, the Company's capital ratio would likely be adversely impacted, which in some cases could be significant. In addition to Basel 1 with Market Risk Final Rule capital ratios, these estimates assist management, investors and analysts in assessing capital adequacy and comparability under Basel 3 capital standards to other financial services companies. The Company continues to evaluate the potential impact of proposed rules and anticipates it will be in compliance with any final rules by the proposed effective dates. • Certain financial measures contained herein represent non-GAAP financial measures. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended September 30, 2013 and other earnings-related information available through the Bank of America Investor Relations web site at: http://investor.bankofamerica.com. • Effective January 1, 2013, on a prospective basis, the Company adjusted the amount of capital being allocated to its business segments. The adjustment reflects a refinement to the prior-year methodology (economic capital) which focused solely on internal risk-based economic capital models. The refined methodology (allocated capital) now also considers the effect of regulatory capital requirements in addition to internal risk-based economic capital models. The Company's internal risk-based capital models use a risk-adjusted methodology incorporating each segment's credit, market, interest rate, business and operational risk components. The capital allocated to the Company's business segments is currently referred to as allocated capital and, prior to January 1, 2013, was referred to as economic capital, both of which represent non-GAAP financial measures. Allocated capital in the Company 's business segments is subject to change over time. Important Presentation Information 3

Third Quarter Highlights 4 • Generated net income of $2.5B, or $0.20 per diluted share • Revenue of $22.2B 1, excluding FVO/DVA, reflected headwinds from reduced mortgage and capital markets activity • Further strengthened the balance sheet and capital • Repurchased 60MM common shares in 3Q13, bringing YTD repurchases to 140MM shares or $1.9B • New BAC and Legacy Assets & Servicing (LAS) expense initiatives remain on track • Asset quality improved significantly with net loss rate at lowest levels since mid-2005 • Client activity across the franchise highlighted by: – Record deposit levels – Solid commercial loan growth – Record asset management fees and strong long-term AUM flows – Leading roles on recent marquee investment banking deals ____________________ 1 Fully taxable-equivalent (FTE) basis. Represents a non-GAAP financial measure. On a GAAP basis, total revenue, net of interest expense was $21.5B for 3Q13. Excludes negative fair value adjustments on structured liabilities of $152MM and net DVA losses of $292MM.

3Q13 Results 5 ____________________ 1 Amounts may not total due to rounding. 2 FTE basis. Represents a non-GAAP financial measure. 3 Represents a non-GAAP financial measure. On a GAAP basis, net interest income; total revenue, net of interest expense; and income tax expense were $10.3B, $21.5B and $2.3B for 3Q13, respectively. For reconciliations of these measures to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. Net interest income 2, 3 $10.5 Noninterest income 11.3 Total revenue, net of interest expense 2, 3 21.7 Noninterest expense 16.4 Pre-tax, pre-provision earnings 2 5.4 Provision for credit losses 0.3 Income before income taxes 5.1 Income tax expense 2, 3 2.6 Net income $2.5 Diluted earnings per share $0.20 Average diluted common shares (in billions) 11.5 Summary Income Statement ($B except EPS) 1 Previously Disclosed Items ($B) FVO/DVA ($0.4) Gain on sa le of CCB shares $0.8 Impact of U.K. corporate income tax rate reduction $1.1 Previously announced items ($B) EPS Impact $0.02 ($0.10)

Balance Sheet Highlights

$ in billions, except for share amounts; end of period balances except as noted	3Q13	2Q13	3Q12
Balance Sheet			
Total assets	$2,126.7	$2,123.3	$2,166.2
Total loans and leases	934.4	921.6	893.0
Total deposits	1,110.1	1,080.8	1,063.3
Long-term debt	255.3	262.5	286.5
Preferred stock	13.3	14.2	18.8
Per Share Data			
Tangible book value per common share [1]	$13.62	$13.32	$13.48
Book value per common share	20.50	20.18	20.40
Common shares outstanding (in billions)	10.68	10.74	10.78
Capital			
Tangible common shareholders' equity [1]	$145.5	$143.1	$145.3
Tangible common equity ratio [1]	7.08 %	6.98 %	6.95 %
Common shareholders' equity	$219.0	$216.8	$219.8
Common equity ratio	10.30 %	10.21 %	10.15 %
Returns			
Return on average assets	0.47 %	0.74 %	0.06 %
Excluding U.K. tax charge [2]	0.68	0.74	0.21
Return on average common shareholders' equity	4.06	6.55	n/m
Excluding U.K. tax charge [2]	6.13	6.55	1.38
Return on average tangible common shareholders' equity [1]	6.15	9.88	n/m
Excluding U.K. tax charge [2]	9.28	9.88	2.11

- Total loans and leases grew for the fifth consecutive quarter to $934.4B in 3Q13
  - Continued commercial loan growth drove the overall increase
  - Consumer loans, excluding mortgages and home equity, grew modestly for the second consecutive quarter after four years of decline
- Increased period-end deposits to a record $1.1T
- Reduced long-term debt by $7.1B and retired $0.9B of preferred stock during 3Q13
- Tangible book value per share increased to $13.62 [1], while tangible common equity ratio exceeded 7% [1]
  - Increase driven primarily by earnings, as well as a $0.9B improvement in accumulated other comprehensive income (AOCI)
- Returned $0.9B of capital through 60MM common share repurchases; authorized to repurchase an additional $3.1B through 1Q14

[1] Represents a non-GAAP financial measure. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
[2] Represents a non-GAAP financial measure. The impact of the U.K. corporate income tax rate reduction was $1.1B and $0.8B for 3Q13 and 3Q12.
n/m = not meaningful.

Bank of America
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Regulatory Capital

$ in billions	3Q13	2Q13	1Q13
Basel 1 [1]			
Tier 1 common capital	$142.8	$139.5	$136.1
Risk-weighted assets	1,289.4	1,288.2	1,298.2
Tier 1 common capital ratio	11.08 %	10.83 %	10.49 %
Basel 3 (fully phased-in under Advanced Approach) [2]			
Tier 1 common capital	$131.8	$125.8	$128.8
Risk-weighted assets	1,326.6	1,310.4	1,353.6
Tier 1 common ratio	9.94 %	9.60 %	9.52 %

Final or Proposed Capital Requirements	BAC 3Q13	Proposed Minimum	Date Required	Exceeds Minimum
Basel 3 Tier 1 Common Ratio [2,3]	9.9 %	8.5 %	2019	✓
Bank Holding Company Supplementary Leverage Ratio [4]	>5.0 %	5.0 %	2018	✓
Bank Supplementary Leverage Ratio [4]	>6.0 %	6.0 %	2018	✓

Basel 1 [1]

- Tier 1 common capital ratio grew to 11.08%, up 25bps from 2Q13

Basel 3 (fully phased-in under Advanced Approach) [2]

- Estimated Tier 1 common capital increased $6.0B from 2Q13, and Tier 1 common ratio improved to 9.94%, up 34bps from 2Q13

Proposed Supplementary Leverage Ratio [4]

- In connection with the July 2013 U.S. NPR, we estimate our bank holding company to now be above the 5% proposed minimum and both our primary bank subsidiaries to be in excess of the 6% proposed minimum

[1] As of January 1, 2013, the Market Risk Final Rule became effective under Basel 1. The Market Risk Final Rule introduces new measures of market risk including a charge related to stressed Value-at-Risk (sVaR), an incremental risk charge and a comprehensive risk measure, as well as other technical modifications. Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C.

[2] Based on the Advanced Approach under the final Basel 3 rules issued on July 2, 2013. Represents a non-GAAP financial measure. For important presentation information, see slide 3 and reconciliations on slide 22.

[3] 8.5% minimum includes the 2.5% capital conservation buffer, 0% countercyclical buffer and an estimated 1.5% SIFI buffer (based on the Financial Stability Board's "Update of group of global systemically important banks (G-SIBs)" issued on November 1, 2012).

[4] The supplementary leverage ratio is calculated in accordance with July 2013 proposed U.S. NPR and represents an average of the monthly ratios for the quarter of Tier 1 capital to the sum of on-balance sheet assets and off-balance sheet exposures, including, among other items, derivative and securities financing transactions.

Bank of America

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$380 $372 $372 $342 $359 $0 $100 $200 $300 $400 3Q12 4Q12 1Q13 2Q13 3Q13 Parent company Bank subsidiaries Broker/dealers Funding and Liquidity 8 211 206 209 200 196 76 70 71 62 59 $287 $276 $280 $262 $255 $0 $100 $200 $300 3Q12 4Q12 1Q13 2Q13 3Q13 Parent company debt Other debt Global Excess Liquidity Sources ($B) 1, 2 • Long-term debt declined $7.1B, as maturities continued to outpace issuances, resulting in reduced interest expense – Long-term debt expected to continue to decline in 2014 – Scheduled parent company debt maturities of $40B through the end of 2014 3 • Global Excess Liquidity Sources increased $17B to $359B from 2Q13, driven primarily by increased deposit levels – Parent company liquidity remained strong at $95B – Time to Required Funding 2, 4 increased to 35 months; expected to remain above two years coverage 1 Global Excess Liquidity Sources include cash and high-quality, liquid, unencumbered securities, limited to U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non- U.S. government and supranational securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity from the bank or broker/dealer subsidiaries are subject to certain regulatory restrictions. 2 Beginning in 3Q13, certain amounts required to collateralize affiliate transactions with our U.S. banks were excluded from parent company liquidity and included in bank liquidity. This change did not have an impact on the Corporation’s total Global Excess Liquidity Sources and Time to Required Funding. 3 Parent company debt maturities are defined as maturities of senior or subordinated debt issued or guaranteed by Bank of America Corporation or Merrill Lynch & Co., Inc. 4 Time to Required Funding is a debt coverage measure and is expressed as the number of months unsecured holding company obligations of both Bank of America Corporation and Merrill Lynch & Co., Inc. can be met using only its Global Excess Liquidity Sources without issuing debt or sourcing additional liquidity. For 3Q12 through 3Q13, we have included in the amount of unsecured contractual obligations the $8.6B liability, including estimated costs, for settlements such as the previously announced BNY Mellon private-label securitization settlement. Long-term Debt ($B) 35 33 29 32 35 25 30 35 40 45 3Q12 4Q12 1Q13 2Q13 3Q13 Time to Required Funding (months) 2, 4

Net Interest Income 9 • Reported NII of $10.5B, down $0.3B from 2Q13 as core NII improvements were more than offset by lower market-related impacts • NII excluding market-related impacts improved $0.1B from 2Q13 to $10.5B Benefits from: – Higher yields on discretionary portfolio and increased commercial loan balances – Reduction in long-term debt and lower rates paid on deposits Primarily offset by: – Lower loan yields – Lower trading-related NII • The net interest yield excluding market-related impacts increased 8bps to 2.44%, driven by lower average balance sheet levels and reduced funding costs • We continue to be asset sensitive and positioned for NII to benefit as rates move higher • Consistent with 2Q13, we expect NII excluding market-related impacts to build over time due to higher reinvestment rates ____________________ 1 FTE basis. NII on a FTE basis represents a non-GAAP financial measure. On a GAAP basis, reported NII was $10.3B, $10.5B, $10.7B, $10.3B and $9.9B for 3Q13, 2Q13, 1Q13, 4Q12 and 3Q12, respectively. For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 2 NII on a FTE basis excluding market-related impacts represents a non-GAAP financial measure. The difference between reported NII on a FTE basis and adjusted reflects market-related impacts of premium amortization expense and hedge ineffectiveness of $0.0B, $0.4B, $0.3B, $0.0B and $(0.3)B for 3Q13, 2Q13, 1Q13, 4Q12 and 3Q12, respectively. $10.2 $10.6 $10.9 $10.8 $10.5 2.32% 2.35% 2.43% 2.44% 2.44% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 3Q12 4Q12 1Q13 2Q13 3Q13 Net interest income Net interest yield $10.5 $10.6 $10.6 $10.4 $10.5 2.39% 2.37% 2.37% 2.36% 2.44% 0% 1% 2% 3% 4% $0 $2 $4 $6 $8 $10 $12 3Q12 4Q12 1Q13 2Q13 3Q13 Net interest income Net interest yield Reported Net Interest Income (NII) ($B) 1 NII Excluding Market-related Impacts ($B) 1, 2

13.0 13.2 13.1 2.9 2.3 2.2 1.6 0.5 1.1 $17.5 $16.0 $16.4 $0 $5 $10 $15 $20 3Q12 2Q13 3Q13 All Other LAS (excl. litigation) Litigation Expense Highlights ____________________ 1 Represents a non-GAAP financial measure. LAS noninterest expense was $2.5B, $2.5B and $3.4B in 3Q13, 2Q13 and 3Q12, respectively. LAS mortgage-related litigation expense was $336MM, $215MM and $450MM in 3Q13, 2Q13 and 3Q12, respectively. • New BAC and LAS initiatives remain on track • Total expenses of $16.4B declined $1.1B from 3Q12 on lower litigation and LAS costs • Compared to 2Q13, expenses increased $0.4B as savings from cost initiatives and lower revenue-related incentive compensation were more than offset by higher litigation expense – Litigation expense of $1.1B increased $0.6B from 2Q13, as continued evaluation of legacy exposures led to an addition in reserves – LAS expense, excluding mortgage-related litigation 1, of $2.2B declined $0.1B from 2Q13, and remains on track to be below $2.0B in 4Q13 – All other expense declined $0.1B from 2Q13, driven by New BAC and lower revenue-related incentive compensation, partially offset by accelerated marketing initiatives from 4Q13 • FTE employees of 248K were down 9.3K, or 3.6%, from 2Q13, due primarily to reductions in Consumer Real Estate Services and staff associated with consumer delivery network optimization Noninterest Expense ($B) Full-time Equivalent Employees (000's) 10 1 231.3 225.5 220.3 41.3 31.7 27.6 272.6 257.2 247.9 0 50 100 150 200 250 300 3Q12 2Q13 3Q13 FTEs (excluding LAS) LAS FTEs

____________________ 1 Net charge-offs exclude write-offs of consumer PCI loans of $443MM, $313MM, $839MM, $1.1B and $1.7B for 3Q13, 2Q13, 1Q13, 4Q12 and 3Q12, respectively. 2 Excludes FHA-insured loans and other loans individually insured under long-term standby agreements. 3 Allowance/annualized net charge-offs and PCI write-offs were 2.30x, 2.18x, 1.65x, 1.44x and 1.13x, and the allowance (excluding PCI loans)/annualized net charge-offs was 2.42x, 2.04x, 1.76x, 1.51x and 1.17x, which excludes valuation allowance on purchased credit-impaired loans of $3.2B, $3.9B, $4.5B, $5.5B and $7.1B for 3Q13, 2Q13, 1Q13, 4Q12 and 3Q12, respectively. $26.2 $24.2 $22.4 $21.2 $19.4 1.60x 1.96x 2.20x 2.51x 2.90x 0x 1x 2x 3x 4x 5x $0 $5 $10 $15 $20 $25 $30 3Q12 4Q12 1Q13 2Q13 3Q13 T h o u s a n d s Allowance for loans and leases Allowance / annualized net charge-offs Asset Quality Trends Continued to Improve 11 $4.1 $3.1 $2.5 $2.1 $1.7 $0 $1 $2 $3 $4 $5 3Q12 4Q12 1Q13 2Q13 3Q13 Net Charge-offs ($B) 1 Allowance for Loans and Leases ($B) 3 Provision for Credit Losses ($B) $1.8 $2.2 $1.7 $1.2 $0.3 $0 $1 $1 $2 $2 $3 3Q12 4Q12 1Q13 2Q13 3Q13 $9.3 $8.8 $7.9 $7.0 $6.7 $0 $2 $4 $6 $8 $10 $12 3Q12 4Q12 1Q13 2Q13 3Q13 Consumer 30+ Days Performing Past Due ($B) 2

Consumer & Business Banking (CBB) [1]

$ in millions	3Q13	Inc/(Dec) 2Q13	3Q12
Net interest income [2]	$5,056	$22	$232
Noninterest income	2,468	68	31
Total revenue, net of interest expense [2]	7,524	90	263
Provision for credit losses	761	(206)	(245)
Noninterest expense	3,980	(198)	(131)
Income tax expense [2]	1,004	110	211
Net income	$1,779	$384	$428

Key Indicators ($ in billions)	3Q13	2Q13	3Q12
Average deposits	$522.0	$522.3	$478.1
Rate paid on deposits	0.10 %	0.12 %	0.19 %
Average loans and leases	$165.7	$163.6	$169.1
Client brokerage assets	89.5	84.2	75.9
Debit card purchase volumes	66.7	67.7	64.1
Credit card purchase volumes	59.3	58.2	53.8
U.S. consumer credit card:			
Average outstandings	$90.0	$89.7	$93.3
New card accounts (MM)	1.05	0.96	0.86
Net charge-off ratio	3.47 %	4.10 %	4.60 %
Risk-adjusted margin	8.37	8.11	7.66
Mobile banking customers (MM)	14.0	13.2	11.1
Number of banking centers	5,243	5,328	5,540
Return on average allocated capital [3]	23.6 %	18.7 %	-

- Net income of $1.8B, up 28% from 2Q13, driven by improved credit costs, reduced expenses and higher revenue
- Provision for credit losses declined due to improved delinquencies
- Noninterest expense improvement driven mostly by delivery network optimization
  - Mobile Banking users of 14MM, up 6% from 2Q13 and 26% from 3Q12
  - Banking centers declined to 5,243, down 2% from 2Q13 and 5% from 3Q12
- Customer activity was highlighted by:
  - Stable average deposit balances of $522B
  - Increase in client brokerage assets to $89.5B, up 6% from 2Q13 and 18% from 3Q12, driven by market growth and account flows
  - Growth in average loans and leases, led by loan growth in Dealer Financial Services, up $2.1B from 2Q13
  - U.S. consumer credit card avg. balances grew $0.3B to $90.0B
    - Over 1MM new accounts (highest level since 2008)
    - Increased risk-adjusted margin of 8.37%, driven by historically low net charge-offs
  - Extended small business loans and commitments of approximately $2.9B in 3Q13, a 33% increase over 3Q12

[1] During 2Q13, consumer Dealer Financial Services results were moved to CBB from Global Banking and prior periods were reclassified to conform to current period presentation.
[2] FTE basis.
[3] Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America 12

Consumer Real Estate Services (CRES)[1]

$ in millions	3Q13	Inc/(Dec) 2Q13	3Q12
Net interest income[2]	$733	$34	$14
Noninterest income	844	(572)	(1,520)
Total revenue, net of interest expense[2]	1,577	(538)	(1,506)
Provision for credit losses	(308)	(599)	(571)
Noninterest expense	3,419	25	(761)
Income tax benefit[2]	(534)	99	(31)
Net loss	($1,000)	($63)	($143)

Key Indicators ($ in billions)	3Q13	2Q13	3Q12
Average loans and leases	$88.4	$90.1	$102.5
Total Corporation home loan originations:			
First mortgage	22.6	25.3	20.3
Home equity	1.8	1.5	0.9
Core production revenue[3]	0.5	0.9	0.9
Servicing income	0.6	0.7	1.6
Total servicing portfolio (# loans in MM)	4.7	5.3	7.9
MSR, end of period (EOP)	5.1	5.8	5.1
Capitalized MSR (bps)	82	77	45
Serviced for investors (EOP, in trillions)	0.6	0.8	1.1
LAS Expense (excluding litigation)[4]	2.2	2.3	2.9
60+ days delinquent first lien loans (MM)	0.4	0.5	0.9
LAS employees (000's)[5]	32.2	37.9	58.2

- Net loss increased slightly from 2Q13, as LAS cost savings and provision improvement were more than offset by lower mortgage banking income and increased litigation costs
- Total Corporation first-lien retail mortgage originations were $22.6B, down 11% from 2Q13
  - Mortgage pipeline at the end of 3Q13 was down 59% from 2Q13
- Core production revenue declined $395MM from 2Q13, due to a 23% reduction in rate lock volumes and lower sale margins
- Servicing income declined $116MM from 2Q13 as the size of the servicing portfolio continued to decline
- Representations and warranties provision was $323MM, up from $197MM in 2Q13, driven by an increase in reserves
- Provision expense was $599MM lower than in 2Q13, driven by continued portfolio improvement and higher home prices
- LAS expense excluding litigation[4] declined to $2.2B and is still expected to be below $2.0B in 4Q13
  - 60+ days delinquent loans serviced dropped by 94K units to 398K in 3Q13 and remains on track to be <375K in 4Q13
  - LAS employees declined for the fourth straight quarter
- Total staffing declined 11% from 2Q13, due primarily to continued reductions in LAS, as well as actions taken in sales and fulfillment as refinance demand slowed

[1] CRES includes Home Loans and Legacy Assets & Servicing.
[2] FTE basis.
[3] Core production revenue excludes representations and warranties provision.
[4] Represents a non-GAAP financial measure. For more information, see footnote 1 on Slide 10.
[5] Includes other FTEs supporting LAS (contractors and offshore).

Bank of America
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Global Wealth & Investment Management (GWIM) 14 ____________________ 1 FTE basis. 2 Includes Financial Advisors in CBB of 1,585, 1,587 and 1,457 at 3Q13, 2Q13 and 3Q12, respectively. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 4 Includes margin receivables which are classified in customer and other receivables on the Corporation's Consolidated Balance Sheet. 1,085 1,079 1,137 1,121 1,144 693 698 745 744 780 244 266 240 235 242 106 109 110 115 117 $2,128 $2,152 $2,232 $2,215 $2,283 $400 $800 $1,200 $1,600 $2,000 $2,400 3Q12 4Q12 1Q13 2Q13 3Q13 Other Client Balances Assets Under Management Client Deposits Loans and Leases Total Client Balances ($B, EOP) • Strong third quarter results with revenue of $4.4B, net income of $0.7B and pre-tax margin of 25.5% • Record asset management fees of $1.7B • Lower transactional activity drove a quarterly decline in brokerage fees • Client balances at post merger record levels; increased $68B from 2Q13 to $2.3T, driven by market levels and net inflows – Long-term AUM flows of $10B, up 34% from 2Q13 – Ending deposit balances increased $6.5B, or 3%, from 2Q13 – Record level of period-end loans, up $2.3B, or 2%, from 2Q13 driven by growth in residential mortgage • Merrill Lynch and U.S. Trust continue to maintain top-tier rankings with industry-leading platforms $ in millions Net interest income 1 $1,478 ($27) $65 Noninterest income 2,912 (82) 242 Total revenue, net of interest expense 1 4,390 (109) 307 Provis ion for credit losses 23 38 (38) Noninterest expense 3,248 (24) 133 Income tax expense 1 400 (84) 64 Net income $719 ($39) $148 Key Indicators ($ in billions) Liquidi ty AUM flows $2.9 ($0.7) ($1.9) Long-term AUM flows 10.3 7.7 5.8 Financia l Advisors (in thousands) 2 15.6 15.8 16.8 Wealth Advisors (in thousands) 2 16.8 17.0 18.0 Pre-tax margin 25.5% 27.6% 22.2 % Return on average a l located capita l 3 28.7 30.6 - Inc/(Dec) 3Q13 2Q13 3Q12 3Q13 2Q13 3Q12 4

Global Banking 1 15 ____________________ 1 During 2Q13, consumer Dealer Financial Services results were moved from Global Banking to CBB and prior periods were reclassified to conform to current period presentation. 2 FTE basis. 3 Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information. 4 Rankings per Dealogic as of October 1, 2013. • [ Bullets to come ] • Net income of $1.1B, stable with 3Q12 Revenue improvement from 3Q12 reflects benefits from strong loan growth and steady investment banking fees • Corporation-wide IB fees of $1.3B (excluding self-led) – Maintained strong #2 ranking globally with 7.7% mkt share 4 – Achieved #1 ranking in Americas with 11.0% mkt share 4 • Provision expense increased due to loan growth • Average loans and leases increased $4.4B from 2Q13 to $260.1B, driven by growth primarily in Commercial Real Estate and Commercial & Industrial • Average deposits increased $12.2B from 2Q13 to $239.8B Average Loans and Leases ($B) $ in millions Net interest income 2 $2,201 ($51) $192 Noninterest income 1,808 (78) 31 Total revenue, net of interest expense 2 4,009 (129) 223 Provis ion for credit losses 322 159 299 Noninterest expense 1,928 72 (8) Income tax expense 2 625 (202) (51) Net income $1,134 ($158) ($17) Key Indicators ($ in billions) Average loans and leases $260.1 $255.7 $221.2 Average depos its 239.8 227.7 227.4 Bus iness Lending revenue 1.8 1.9 1.7 Treasury Services revenue 1.5 1.4 1.4 Return on average a l located capita l 3 19.6% 22.6% - Net charge-off ratio 0.05 0.12 0.14 % Reservable cri ticized $10.1 $10.6 $12.3 Nonperforming assets 0.9 1.1 2.6 Corporation-wide IB Fees ($ in millions) Advisory $256 $262 $221 Debt 810 987 865 Equity 329 356 279 Gross IB fees (incl . sel f-led) 1,395 1,605 1,365 Sel f-led (98) (49) (29) Net IB fees (excl . sel f-led) $1,297 $1,556 $1,336 3Q13 2Q13 3Q12 Inc/(Dec) 2Q13 3Q123Q13 3Q13 2Q13 3Q12 $221 $232 $244 $256 $260 $0 $100 $200 $300 3Q12 4Q12 1Q13 2Q13 3Q13 Commercial & Industrial Commercial Real Estate Commercial Lease Financing

Global Markets

$ in millions	3Q13	Inc/(Dec) 2Q13	Inc/(Dec) 3Q12
Net interest income [1]	$975	($38)	$46
Noninterest income (excl. DVA) [2]	2,692	(446)	(239)
Total revenue (excl. DVA) [2,3]	3,667	(484)	(193)
DVA	(291)	(329)	291
Total revenue, net of interest expense [1]	3,376	(813)	98
Provision for credit losses	47	63	16
Noninterest expense	2,884	113	309
Income tax expense [1]	1,223	747	275
Net loss	($778)	($1,736)	($502)
Net income (excl. DVA and U.K. tax charge) [2]	$531	($403)	($341)

Key Indicators ($ in billions)	3Q13	2Q13	3Q12
Average trading-related assets	$442.6	$491.0	$462.1
IB fees	0.6	0.7	0.6
Sales and trading revenue	2.7	3.5	2.7
Sales and trading revenue (excl. DVA) [4]	3.0	3.5	3.2
FICC (excl. DVA) [4]	2.0	2.3	2.5
Equities (excl. DVA) [4]	1.0	1.2	0.7
Average VaR ($ in MM) [5]	54	69	55
Return on average allocated capital [6]	n/m	12.8 %	-
Excluding DVA and U.K. tax charge [2]	7.1 %	12.5	-

- Net loss of $0.8B; excluding DVA and U.K. tax charge [2], net income of $0.5B
- Sales and trading revenue, excluding DVA [2], of $3.0B declined 8% from 3Q12
  - FICC revenue decreased $501MM, or 20%, versus 3Q12, driven by lower market volumes on the back of concerns around monetary policy as well as political uncertainty domestically and abroad
  - Equities revenue increased $255MM, or 36%, versus 3Q12, driven by market share gains, increased market volumes, improved performance in equity derivatives, as well as increased client financing balances
- Noninterest expense included higher litigation-related costs, partially offset by a reduction in operating expenses
- Average trading-related assets were down 4% vs. 3Q12 and average VaR remained relatively flat [5]

[1] FTE basis.
[2] Represents a non-GAAP financial measure. Net DVA results were losses of $291MM, gains of $38MM and losses of $582MM in 3Q13, 2Q13 and 3Q12, respectively. U.K. tax charges were $1.1B and $781MM in 3Q13 and 3Q12.
[3] In addition to sales and trading revenue, Global Markets shares with Global Banking in certain deal economics from investment banking and loan origination activities.
[4] For this presentation, sales and trading revenue excludes DVA gains/losses which represents a non-GAAP financial measure. Net DVA included in fixed income, currency and commodities revenue were losses of $266MM, gains of $33MM and losses of $534MM for 3Q13, 2Q13 and 3Q12, respectively. Net DVA included in equities revenue were losses of $25MM, gains of $5MM and losses of $48MM for 3Q13, 2Q13 and 3Q12, respectively.
[5] VaR model uses historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence interval, average VaR was $27MM, $34MM, and $29MM for 3Q13, 2Q13 and 3Q12, respectively.
[6] Represents a non-GAAP financial measure. For important presentation information, see slide 3, and for reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.
n/m = not meaningful

Bank of America 16

• Net income of $864MM increased $2.4B from 3Q12 driven by the tax benefit from recognition of foreign tax credits, and $0.8B lower negative FVO adjustments on structured liabilities related to improvements in our own credit spreads • Results were impacted by the following selected items ____________________ 1 All Other consists of ALM activities, equity investments, the international consumer card business, liquidating businesses, residual expense allocations and other. ALM activities encompass the whole- loan residential mortgage portfolio and investment securities, interest rate and foreign currency risk management activities including the residual net interest income allocation, gains/losses on structured liabilities, the impact of certain allocation methodologies and accounting hedge ineffectiveness. Equity investments include Global Principal Investments, strategic and certain other investments. All Other includes certain residential mortgage loans that are managed by LAS. 2 FTE basis. 3 In the U.K., we previously sold payment protection insurance through our international card services business to credit card and consumer loan customers. $ in milli ns 4Q12 3Q12 4Q11 FVO on structured liabilities ($442) ($1,289) ($814) Equity investment income 570 172 3,136 Gains on sales of debt securities 116 328 1,101 Payment protection insurance provision 3 (225) (267) - (110) (25) 1,200 Gains (losses) on debt repurchases and exchanges of trust preferred securities 17 • Net income increased from 2Q13, driven by higher equity investment income and lower provision expense, partially offset by increased litigation expense • Revenue was impacted by the following selected items: • Provision for credit losses declined $0.4B from 2Q13 resulting from improvements in the residential mortgage and non-U.S. credit card portfolios • Noninterest expense increased from 2Q13 driven by higher litigation expense All Other 1 $ in illions FVO on struc ured l iabi l i ties ($15 ) $10 ($1,289) Equity investment income 1,121 576 172 Gains o sales of debt securi ties 34 452 328 U.K. payment protection insurance provis ion 3 (66) (29) (267) 3Q13 2Q13 3Q12 $ in millions Total revenue, net of interest expense 2 $867 $293 $1,701 Provis ion for credit losses (549) (370) (939) Noninterest expense 930 383 (697) Income tax benefi t 2 (157) 183 1,094 Net income $643 $97 $2,243 Key Indicators ($ in billions) Average loans and leases $232.5 $238.9 $256.1 Average depos its 35.1 33.8 39.3 Book va lue of Global Principal Investments 1.9 2.2 3.7 Total BAC equity invest e t exposure 12.7 14.3 16.0 Inc/(Dec) 2Q13 3Q12 3Q13 2Q13 3Q12 3Q13

Appendix

Results by Business Segment

$ in millions	3Q13 Total Corporation	CBB	CRES	GWIM	Global Banking	Global Markets	All Other
Net interest income [1,2]	**$10,479**	$5,056	$733	$1,478	$2,201	$975	$36
Card income	**1,444**	1,175	-	73	101	16	79
Service charges	**1,884**	1,063	3	20	716	80	2
Investment and brokerage services	**2,995**	55	-	2,413	23	480	24
Investment banking income (loss)	**1,297**	1	-	77	694	622	(97)
Equity investment income	**1,184**	29	22	2	1	9	1,121
Trading account profits	**1,266**	-	1	42	8	1,201	14
Mortgage banking income (loss)	**585**	-	774	2	-	7	(198)
Gains on sales of debt securities	**356**	-	4	-	-	5	347
All other income (loss)	**253**	145	40	283	265	(19)	(461)
Total noninterest income	**11,264**	2,468	844	2,912	1,808	2,401	831
Total revenue, net of interest expense [1,2]	**21,743**	7,524	1,577	4,390	4,009	3,376	867
Total noninterest expense	**16,389**	3,980	3,419	3,248	1,928	2,884	930
Pre-tax, pre-provision earnings (loss) [1]	**5,354**	3,544	(1,842)	1,142	2,081	492	(63)
Provision for credit losses	**296**	761	(308)	23	322	47	(549)
Income (loss) before income taxes	**5,058**	2,783	(1,534)	1,119	1,759	445	486
Income tax expense (benefit) [1,2]	**2,561**	1,004	(534)	400	625	1,223	(157)
Net income (loss)	**$2,497**	$1,779	($1,000)	$719	$1,134	($778)	$643

[1] FTE basis. FTE basis for the Total Corporation and pre-tax, pre-provision earnings are non-GAAP financial measures.
[2] For reconciliations to GAAP financial measures, see the accompanying reconciliations in the earnings press release and other earnings-related information.

Bank of America
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Representations and Warranties Exposure [1] (2004-2008 vintages)

New Claim Trends (UPB)						
$ in millions	3Q12	4Q12	1Q13	2Q13	3Q13	Mix [2]
Pre 2005	$73	$79	$29	$49	$76	3 %
2005	393	307	220	59	242	10
2006	1,485	1,566	737	476	883	42
2007	2,135	1,830	693	618	425	35
2008	701	490	40	52	154	5
Post 2008	196	189	129	77	63	5
New Claims	$4,983	$4,461	$1,848	$1,331	$1,843	
% GSEs	*54 %*	*57 %*	*22 %*	*40 %*	*35 %*	
Rescinded claims	$1,877	$1,131	$409	$1,381	$773	
Approved repurchases	322	468	311	364	286	

Outstanding Claims by Counterparty (UPB)					
$ in millions	3Q12	4Q12	1Q13	2Q13	3Q13
GSEs	$12,274	$13,530	$1,138	$1,120	$1,208
Private	10,559	12,299	13,509	13,986	14,675
Monolines	2,629	2,449	2,488	1,542	1,541
Total	$25,462	$28,278	$17,135	$16,648	$17,424

Reserves Established (Balances Shown for 2004-2008 Originations) ($B)					
Counterparty	Original Balance	Outstanding Balance	Have Paid	Reserves Established [3,4]	Commentary [3,5]
GSE - FHLMC (CFC)	$196	$51			FHLMC Agreement
GSE - FNMA (LCHL and LBAC)	824	185			FNMA Agreement
GSE All Other	98	22			Reserves established; Included in RPL
Second-lien monoline	81	11			Completed agreements with Assured, Syncora and MBIA
Whole loans sold	55	11			Reserves established
Private label (CFC issued)	409	112			BNY Mellon settlement pending court approval
Private label (non CFC bank issued)	244	48			Reserves established; Included in RPL
Private label (3rd party issued)	176	47			Reserves established; Included in RPL
	$2,083	$487	$21.7	$14.1	

[1] Exposures identified above relate only to repurchase claims associated with purported representations and warranties breaches. They do not include any exposures associated with related litigation matters; separate foreclosure costs and related costs and assessments; or possible losses related to potential claims for breaches of performance of servicing obligations, potential securities law or fraud claims, potential indemnity or other claims against us, including claims related to loans guaranteed by the FHA. If adverse to us, the aforementioned items could have a material adverse effect on our financial results in future periods.

[2] Mix for new claim trends is calculated based on last three quarters.

[3] Level of reserves established and RPL are subject to adjustments in future periods based on a number of factors including ultimate resolution of the BNY Mellon settlement, changes in estimated repurchase rates, economic conditions, home prices, consumer and counterparty behavior, and a variety of judgmental factors.

[4] Does not include litigation reserves established. In addition, the company currently estimates the RPL could be up to $4B over accruals at September 30, 2013, unchanged from June 30, 2013. Following the FNMA settlement, the remaining RPL covers principally non-GSE exposures.

[5] Refer to pages 57-59 of Bank of America's 2012 Form 10-K on file with SEC for additional disclosures.

Bank of America
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Home Loans Asset Quality Key Indicators

$ in millions	Residential Mortgage[1] 3Q13 As Reported	Residential Mortgage[1] 3Q13 Excluding Purchased Credit-impaired and Fully-insured Loans	Residential Mortgage[1] 2Q13 As Reported	Residential Mortgage[1] 2Q13 Excluding Purchased Credit-impaired and Fully-insured Loans	Home Equity 3Q13 As Reported	Home Equity 3Q13 Excluding Purchased Credit-impaired	Home Equity 2Q13 As Reported	Home Equity 2Q13 Excluding Purchased Credit-impaired
Loans end of period	$253,496	$144,558	$253,959	$143,474	$96,653	$89,549	$100,011	$92,580
Loans average	254,651	145,858	256,224	146,284	98,172	90,947	101,708	94,157
Net charge-offs[2]	$221	$221	$271	$271	$302	$302	$486	$486
% of average loans	0.35 %	0.60 %	0.43 %	0.74 %	1.22 %	1.31 %	1.92 %	2.07 %
Allowance for loan losses	$4,895	$3,012	$6,071	$3,677	$5,618	$4,267	$6,325	$4,794
% of loans	1.93 %	2.08 %	2.39 %	2.56 %	5.81 %	4.76 %	6.32 %	5.18 %
Average refreshed (C)LTV[3]		71		73		75		78
90%+ refreshed (C)LTV[3]		21 %		23 %		32 %		35 %
Average refreshed FICO		724		721		744		744
% below 620 FICO		12 %		13 %		8 %		8 %

[1] Excludes FVO loans.
[2] Excludes write-offs of consumer PCI loans of $351MM and $203MM related to residential mortgage and $92MM and $110MM related to home equity for 3Q13 and 2Q13. Net charge-off ratios including the PCI write-offs for residential mortgage were 0.89% and 0.74%, and for home equity were 1.59% and 2.35% for 3Q13 and 2Q13.
[3] Loan-to-value (LTV) calculations apply to the residential mortgage portfolio. Combined loan-to-value (CLTV) calculations apply to the home equity portfolio.

Bank of America
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Basel 1 to Basel 3 (Fully Phased-in) 1, 2, 3 22 ____________________ 1 Regulatory capital ratios are preliminary until filed with the Federal Reserve on Form Y-9C. For important presentation information, see slide 3. 2 Basel 1 includes the Market Risk Final Rule at September 30, 2013, June 30, 2013 and March 31, 2013. 3 Basel 3 (fully phased-in) estimates based on the Advanced Approach under final Basel 3 rules issued on July 2, 2013. $ in mill ions Regulatory Capital – Basel 1 to Basel 3 (fully phased-in) Basel 1 Tier 1 capital $159,008 $156,689 $158,677 Deduction of qualifying preferred stock and trust preferred securities (16,183) (17,170) (22,558) Basel 1 Tier 1 common capital $142,825 $139,519 $136,119 Deduction of defined benefit pension assets (935) (787) (776) Change in DTA and other threshold deductions (DTA temporary differences, MSRs and significant investments) (4,758) (6,761) (4,501) Change in all other deductions, net (5,319) (6,125) (2,032) Basel 3 (fully phased-in) Tier 1 common capital $131,813 $125,846 $128,810 Risk-weighted Assets – Basel 1 to Basel 3 (fully phased-in) Basel 1 risk-weighted assets $1,289,444 $1,288,159 $1,298,187 Net change in credit and other risk-weighted assets 37,140 22,276 55,454 Basel 3 (fully phased-in) risk-weighted assets $1,326,584 $1,310,435 $1,353,641 Tier 1 Common Capital Ratios Basel 1 11.08% 10.83% 10.49 % Basel 3 (fully phased-in) 9.94 9.60 9.52 March 31, 2013 June 30, 2013 September 30, 2013